================================================================================



                       SECURITIES AND EXCHANGE COMMISSION


                             Washington, D.C. 20549


                                    FORM 8-K



                                 CURRENT REPORT


     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

      Date of Report (Date of earliest event reported):  January 17, 1997


                       PROTEIN POLYMER TECHNOLOGIES, INC.
             (Exact name of registrant as specified in its charter)

         Delaware                         0-19724            33-0311631
-------------------------------------  -------------    ------------------
(State or other jurisdiction            (Commission     (IRS Employer
of incorporation or organization)       File Number)    Identification No.)


10655 Sorrento Valley Road, San Diego, California             92121
-------------------------------------------------       ------------------
     (Address of principal executive offices)               (Zip Code)


    Registrant's telephone number, including area code:  (619) 558-6064
                                                         ---------------------


                                      N/A
        ---------------------------------------------------------------
         (Former name or former address, if changed since last report)



================================================================================

           This Report consists of 3 pages and contains no exhibits.

ITEM 5.   OTHER EVENTS.

Potential Litigation Regarding Underwriter Unit Warrants
--------------------------------------------------------

     On or about January 17, 1997, the Registrant received correspondence (the

"Letters") from or on behalf of persons who hold the Registrant's Underwriter
--------
Unit Warrants (the "Unit Warrants").  The Letters allege that the Registrant is
                    -------------
in breach its obligations under the Underwriter Unit Warrant Certificates (the

"Certificates"), particularly concerning the calculation and notification of
-------------
anti-dilution adjustments to be made to the number of shares of the Registrant's common stock represented by each Unit Warrant, the corresponding reduction of the per share exercise price for such Unit Warrants, and notification of registration rights under the Certificates. By their terms, the Unit Warrants expired on January 21, 1997.

     The Registrant disagrees with the interpretation of the anti-dilution provisions cited in the Letters and believes that this dispute will not have a material adverse effect on the Registrant.

                                   SIGNATURES

          Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

January 23, 1997              PROTEIN POLYMER TECHNOLOGIES, INC.,
                              a Delaware corporation



                              By:      /s/ J. Thomas Parmeter
                                 --------------------------------
                                    J. Thomas Parmeter, Chairman
                                    of the Board, President and
                                    Chief Executive Officer



                                      -3-